EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 11, 2007 on Pzena Investment Management, LLC and Subsidiaries and to the use of our report dated June 11, 2007 on Pzena Investment Management, Inc. in the Registration Statement (Form S-1) and related Prospectus of Pzena Investment Management, Inc. for the registration of its Class A shares.

/s/ ERNST & YOUNG LLP

New York, New York
June 11, 2007